                                                                     Exhibit 2.3

                             CERTIFICATE OF MERGER
                                      OF
                        SOFTWARE.COM ACQUISITION, INC.
                                      AND
                                 TELARC, INC.
                                     INTO
                        SOFTWARE.COM ACQUISITION, INC.
               UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW

     We, the undersigned Valdur Koha and Craig Shelburne being respectively the president and the secretary of Software.com Acquisition, Inc. and Thomas Gleason being the president and the secretary of Telarc, Inc., hereby certify:

     1.   (a)  The name of each constituent corporation is as follows:

               Software.com Acquisition; Inc.; a Delaware corporation

               Telarc, Inc., a New York corporation

          (b) The name of the surviving corporation is Software.com Acquisition, Inc.

     2. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

                                                                Class or Series     Shares entitled
                         Designation and number of shares in       of Shares          to vote as a
  Name of Corporation      each class or series outstanding     entitled to vote    class or series
-----------------------  -----------------------------------    ----------------    ---------------
Software.com             100 shares of Common Stock, par        Common Stock              100
Acquisition, Inc.        value $0.001 per share

Telarc. Inc.             10 shares of Common, no par value      Common Stock               10

     3. The Plan of Merger was adopted by each constituent corporation in the following manner:

          (a) As to Telarc, Inc., by the written consent of the sole shareholder, Thomas Gleason, given in accordance with Section 615 of the Business Corporation Law.

          (b) Software.com Acquisition, Inc. has complied with the applicable provisions of the laws of the State of Delaware under which it is incorporated, and this merger is permitted by such laws and is in compliance therewith. The manner in which the merger was authorized with respect to said corporation was by written consent of the sole stockholder, Software.com, Inc.

     4. The date when the certificate of incorporation of each constituent corporation was filed by the Department of State is as follows:

         Name of Corporation                      Date of Incorporation
-------------------------------------        --------------------------------

Software.com Acquisition, Inc.               October 15, 1999 (filed with the
                                             Delaware Secretary of State).
                                             Software.com Acquisition, Inc. is
                                             not qualified to do business in New
                                             York and will not do business in
                                             New York unless and until an
                                             application for such authority has
                                             been filed.

Telarc, Inc.                                 January 16, 1997

     5. Software.com Acquisition, Inc. agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of any constituent corporation, previously amendable to suit in the State of New York, and for the enforcement under the New York Business Corporation Law, of the right of shareholders of any constituent domestic corporation to receive payment for their shares against the surviving consolidated corporation, and it designates the Secretary of State of New York as its agent upon whom process may be served in the manner set forth in paragraph (b) of Section 306 of the New York Business Corporation Law, in any action or special proceeding. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is:

                         Software.com, Inc.
                         525 Anacapa Street
                         Santa Barbara, CA 93101
                         Attn: General Counsel

     6. Software.com Acquisition, Inc. agrees that, subject to the provision of Section 623 of the Business Corporation law, it will promptly pay to the shareholders of each constituent New York corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law, relating to the right of the shareholders to receive payment for their shares.

     7. Telarc hereby certifies that all fees and taxes (including penalties and interest) administered by the Department of Taxation and Finance of the State of New York which are now due and payable by Telarc have been paid and that a cessation franchise tax report (estimated or final) through the anticipated date of the merger has been filed by Telarc. The said report, if estimated, is subject to amendment.

     Software.com Acquisition, Inc. hereby agrees that it will within 30 days after the filing of the certificate of merger file the cessation franchise tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance of the State of New York all fees and taxes (including penalties and interest), if any, due to the Department of Taxation and Finance by Telarc.

     IN WITNESS WHEREOF, we have signed this certificate on the 20th day of October, 1999 and we affirm the statements contained therein as true under penalties of perjury.


                                   SOFTWARE.COM ACQUISITION, INC.

                                   /s/ Valdur Koha
                                   ----------------------
                                   Valdur Koha
                                   President

                                   /s/ Craig A. Shelburne
                                   ----------------------
                                   Craig Shelburne
                                   Secretary

                                   TELARC, INC.

                                   /s/ Thomas Gleason
                                   ----------------------
                                   Thomas Gleason
                                   President and Secretary